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EXHIBIT 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS

Apparel Technologies, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 6, 1998, on our audit of the financial statements of Cactus Europe SARL as of October 31, 1997, and for the ten months then ended, which report appears in Form 8-K/A of Apparel Technologies, Inc. dated November 25, 1997. We also hereby consent to the reference to us under the heading "Experts" in the Registration Statement.


                              BDO Gendrot


Saint Cloud, France
June 17, 1998